As filed with the U.S. Securities and Exchange Commission on July 24, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aptevo Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-1567056
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2401 4th Avenue, Suite 1050

Seattle, WA 98121

(Address of principal executive offices) (Zip code)

Aptevo Therapeutics Inc. Third Amended and Restated 2018 Stock Incentive Plan

(Full title of the plan)

SoYoung Kwon

Senior Vice President and General Counsel

Aptevo Therapeutics Inc.

2401 4th Avenue, Suite 1050

Seattle, WA 98121

(206) 838-0500

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non‑accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On July 12, 2024, Aptevo Therapeutics Inc. (the “Company” or the “Registrant”) filed a registration statement on Form S-8 (File No. 333-280789) with the Securities and Exchange Commission (the “Commission”) to register 12 shares (adjusted for the 1-for-37 reverse stock split effective December 3, 2024, the 1-for-20 reverse stock split effective May 23, 2025, and the 1-for-18 reverse stock split effective December 29, 2025) of the Company’s common stock, par value $0.001 per share (“Common Stock”), for issuance or sale pursuant to the Company’s Second Amended and Restated 2018 Stock Incentive Plan (the “Current Plan”).

The Company’s board of directors adopted, subject to approval by stockholders, the Third Amended and Restated 2018 Stock Incentive Plan (the “Third Amended Plan”), which the Company’s stockholders approved at the Company’s 2025 annual meeting of stockholders held on July 24, 2025. Below is a summary of the principal provisions of the Third Amended Plan:

•
Increased authorized pool of shares. The Third Amended Plan increased the number of shares authorized for issuance under the Current Plan by 13,888 (adjusted for the 1-for-18 reverse stock split effective December 29, 2025) shares of Common Stock.
•
No liberal share recycling of options or stock appreciation rights. Shares underlying options and stock appreciation rights issued under the Third Amended Plan are not recycled into the share pool under the Third Amended Plan if they are withheld in payment of the exercise price of the award or to satisfy tax withholding obligations in respect of such awards.
•
Restrictions on Dividends and Dividend Equivalents. The Third Amended Plan prohibits participants from receiving current dividends or dividend equivalents that are paid before the underlying award vests and is paid.
•
Enhanced clawback provisions. The Third Amended Plan includes recoupment, or “clawback” provision set forth in the Current Plan, under which any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee (as defined below) in accordance with any Company clawback policy (or successor policy) or otherwise, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable law, regulation or stock exchange listing requirement. This clawback provision also provides that participants in the Third Amended Plan agree to and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup any award or amount paid under the Third Amended Plan that becomes subject to clawback pursuant to any applicable law, government regulation, stock exchange listing requirement or policy of the Company, including, but not limited to, submitting documentation necessary to recover or recoup any such award.
•
New Term. The Third Amended Plan also provides that awards may be granted pursuant to the Third Amended Plan until July 24, 2035.

The Company is filing this registration statement on Form S-8 (this “Registration Statement”) solely for the purpose of registering the 13,888 additional shares of Common Stock authorized for issuance under the Third Amended Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminate number of additional shares of Common Stock that may become issuable under the Third Amended Plan by reason of anti-dilution and other adjustments.

Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the previously filed registration statements on Form S-8 filed with the Commission on August 8, 2018 (File No. 333-226717), June 7, 2022 (File No. 333-265468), and July 12, 2024 (File No. 333-280789), and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation Of Certain Documents By Reference

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on March 26, 2026.

(b) the Company’s Current Reports on Form 8-K filed on January 9, 2026, February 3, 2026, February 19, 2026, March 11, 2026, May 6, 2026, May 27, 2026, and June 30, 2026.

(c) the description of the Registrant’s Common Stock which is contained in Exhibit 4.10 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025; and

(d) all other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Description

3.1(1)	Amended and Restated Certificate of Incorporation of Aptevo Therapeutics Inc.

3.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Aptevo Therapeutics Inc.

3.3(3)	Certificate of Designation of Series A Junior Participating Preferred Stock of Aptevo Therapeutics Inc.

3.4(4)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Aptevo Therapeutics, Inc.

3.5(5)	Amended and Restated Bylaws of Aptevo Therapeutics Inc.

3.6(6)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Aptevo Therapeutics, Inc.

3.7(7)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Aptevo Therapeutics, Inc.
3.8(8)	Amended and Restated Bylaws of Aptevo Therapeutics Inc.

4.1(9)	Form of Common Stock Certificate

5.1	Opinion of Paul Hastings LLP, legal counsel of Registrant

23.1	Consent of Baker Tilly US, LLP

23.2	Consent of Paul Hastings LLP, legal counsel of Registrant (included in Exhibit 5.1)

24.1	Power of Attorney (see signature page hereto).

99.1(10)	Third Amended and Restated 2018 Stock Incentive Plan

107	Filing Fee Table
(1)	Previously filed as Exhibit 3.1 of the Registrant’s Form 8-K filed on August 2, 2016, File No. 001-37746 and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.1 of the Registrant’s Form 8-K filed on March 27, 2020, File No. 001-37746 and incorporated herein by reference.
(3)	Previously filed as Exhibit 3.1 of the Registrant’s Form 8-K filed on November 9, 2020, File No. 001-37746 and incorporated herein by reference.
(4)	Previously filed as Exhibit 3.1 of the Registrant’s Form 8-K filed on March 5, 2024, File No. 001-37746 and incorporated herein by reference.
(5)	Previously filed as Exhibit 3.1 of the Registrant’s Form 8-K filed on December 3, 2024, File No. 001-37746 and incorporated herein by reference.
(6)	Previously filed as Exhibit 3.1 of the Registrant’s Form 8-K filed on May 23, 2025, File No. 001-37746 and incorporated herein by reference.
(7)	Previously filed as Exhibit 3.1 of the Registrant’s Form 8-K filed on December 29, 2025, File No. 001-37746 and incorporated herein by reference.
(8)	Previously filed as Exhibit 3.1 of the Registrant’s Form 10-Q filed on November 10, 2022, File No. 001-37746 and incorporated herein by reference.
(9)	Previously filed as Exhibit 4.1 of the Registrant’s Form 10 filed on June 29, 2016, File No. 001-37746 and incorporated herein by reference.
(10)	Previously filed as Appendix B of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on July 3, 2025, File No. 001-37746 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 24th day of July, 2026.

Aptevo Therapeutics Inc.

By:	/s/ Jeffrey G. Lamothe
Jeffrey G. Lamothe President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey G. Lamothe, Daphne Taylor, and SoYoung Kwon and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any amendments to this registration statement, and to sign any registration statement for the same offering covered by this registration statement, including post-effective amendments or registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that each of said such attorneys-in-fact and agents or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities on the 24th day of July, 2026.

Signatures	Title

/s/Jeffrey G. Lamothe	President, Chief Executive Officer and Director
Jeffrey G. Lamothe	(Principal Executive Officer)

/s Daphne Taylor	Senior Vice President and Chief Financial Officer
Daphne Taylor	(Principal Financial and Accounting Officer)

/s/Marvin L. White	Executive Chair
Marvin L. White

/s/John E. Niederhuber, M.D.	Lead Independent Director
John E. Niederhuber, M.D.

/s/Daniel J. Abdun-Nabi	Director
Daniel J. Abdun-Nabi

/s/Grady Grant, III	Director
Grady Grant, III

/s/Zsolt Harsanyi, Ph. D.	Director
Zsolt Harsanyi, Ph. D.

/s/Barbara Lopez Kunz	Director
Barbara Lopez Kunz